Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement of The Immune Response Corporation on Form S-1 of our report dated March 17, 2006 appearing in the Prospectus which is a part of this Registration Statement. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.
We also consent to the reference to us under the heading “Experts” in the Prospectus which is part of this Registration Statement.
/s/ Levitz, Zacks & Ciceric
San Diego, California
April 5, 2006